Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos 333-26997, 333-10703, 333-88591) pertaining to the Young Broadcasting Inc. 401(K) Plan of our report dated June 26, 2007, with respect to the financial statements of the Young Broadcasting Inc. 401(K) Plan as of and for the year ended December 31, 2006 included in the Annual Report (Form 11-K) for the year December 31, 2007.

/s/ Ernst & Young LLP

New York, New York

July 11, 2008